UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009 (February 25, 2009)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On February 25, 2009, the Company issued a press release (the “Earnings Release”) announcing the financial results for its first quarter ended January 31, 2009. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland disposals, net on a consolidated basis; (ii)  net income before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis; (iii) diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net on a consolidated basis; (iv)  diluted earnings per Class A share and per Class B share before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis; (v) operating profit before restructuring charges and timberland disposals, net on a consolidated basis, (vi) operating profit before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis, (vii) operating profit before restructuring charges with respect to the Company’s Industrial Packaging and Paper Packaging segments, (viii) operating profit before restructuring charges and restructuring-related inventory charges with respect to the Company’s Industrial Packaging segment, and (ix) operating profit before restructuring charges and timberland disposals, net with respect to the Company’s Timber segment. Net income before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP net income plus restructuring charges less timberland disposals, net, net of tax, on a consolidated basis. Net income before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP net income plus restructuring charges and restructuring-related inventory charges less timberland disposals, net, net of tax, on a consolidated basis. Diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges less timberland disposals, net, net of tax, on a consolidated basis. Diluted earnings per Class A share and per Class B share before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges and restructuring-related inventory charges less timberland disposals, net, net of tax, on a consolidated basis. Operating profit before restructuring charges and timberland disposals, net on a consolidated basis is equal to GAAP operating profit plus restructuring charges less timberland disposals, net on a consolidated basis. Operating profit before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP operating profit plus restructuring charges and restructuring-related inventory charges less timberland disposals, net on a consolidated basis. Operating profit before restructuring charges with respect to the Company’s Industrial Packaging and Paper Packaging segments is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges.  Operating profit before restructuring charges and restructuring-related inventory charges with respect to the Company’s Industrial Packaging segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges and restructuring-related inventory charges.  Operating profit before restructuring charges and timberland disposals, net with respect to the Company’s Timber segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges less timberland disposals, net.

The Company discloses the non-GAAP Measures described in Items (i) through (ix), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A share and per Class B share and operating profit since they exclude restructuring charges and restructuring-related inventory charges, which are not representative of ongoing operations, and timberland disposals, net, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 25, 2009, announcing the financial results for its first quarter ended January 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: February 27, 2009	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 25, 2009, announcing the financial results for its first quarter ended January 31, 2009.